Exhibit 99.1

News Release
Amkor Technology Reports Second Quarter 2010 Financial Results
•	Net sales $749 million

•	Gross margin 24%

•	Net income $59 million

•	Earnings per diluted share $0.23 (includes $0.06 loss related to refinancings, partially offset by $0.02 gain from release of tax valuation allowance)
CHANDLER, Ariz. — August 4, 2010 — Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor assembly and test services, today announced financial results for the second quarter ended June 30, 2010, with net sales of $749 million, net income of $59 million, and earnings per diluted share of $0.23. Earnings per diluted share includes a $0.06 loss related to refinancings, partially offset by a $0.02 gain from the release of a tax valuation allowance.
     “Our record-level net sales and solid gross margin in the second quarter exceeded our expectations,” said Ken Joyce, Amkor’s president and chief executive officer. “Demand was broad-based across a wide range of applications, with notable growth in ball grid array and chip scale package solutions in support of our consumer and communications end markets. These results demonstrate the strength of our business model in servicing growing global demand for electronic devices that feature ever greater communication and computing capabilities and provide high speed mobile access to data-rich content.”
Select financial information for the second quarter 2010 is as follows:
•	Net Sales: $749 million, up 16% from $646 million in the prior quarter, and up 48% from $507 million in the second quarter of 2009

•	Gross Margin: 24%, compared to 21% in the prior quarter and 20% in the second quarter of 2009

•	Net Income: $59 million, up from $44 million in the prior quarter, and up from $9 million in the second quarter of 2009

•	Earnings Per Diluted Share: $0.23, up from $0.18 in the prior quarter, and up from $0.05 in the second quarter of 2009
“In order to lower our borrowing costs and mitigate future refinancing and liquidity risks, we extended the maturities of our nearest term notes and refinanced, at a lower interest rate, some of our highest cost debt,” said Joanne Solomon, Amkor’s executive vice president and chief financial officer. “We recognized a loss of approximately $18 million, with no net tax effect, or $0.06 per diluted share, due primarily to premiums paid to retire existing debt. We also recognized a gain of $5 million, or $0.02 per diluted share, from the release of a valuation allowance on certain deferred tax assets due to improved profitability in certain of our foreign operations.”

Unit shipments of 2.7 billion during the second quarter 2010 were up 11% from the first quarter, principally driven by strong demand for leadframe and chip scale packaging services. This unit growth and resulting high utilization drove the higher than expected gross margin.
“Capital additions were $158 million during the second quarter, in support of continued growth in our chip scale package, ball grid array and other advanced technologies,” continued Solomon. “ Free cash flow for the second quarter was $11 million as a result of our higher level of investments for our customers.”
Cash and cash equivalents were $438 million, and total debt was $1.4 billion, at June 30, 2010.
Selected operating data for the second quarter 2010 is included in a section before the financial tables.
Business Outlook
“We continue to see solid demand across the business into 2011,” said Joyce. “To support our customers’ needs, we are expanding our capacity to meet that demand, including a nearly 200,000 square foot expansion of our K4 manufacturing site in Gwangju, South Korea. We are also investing to ramp advanced technologies, such as fine pitch copper pillar flip chip and through mold via. As such, we have increased our estimate of full year capital additions to around $500 million, or a capital intensity of between 16% and 17% of net sales, of which approximately $270 million is expected to be spent in the second half of 2010.”
Based upon the currently available information, we have the following expectations for the third quarter of 2010:
•	Net sales of $787 million to $817 million, up 5% to 9% from the prior quarter

•	Gross margin between 25% and 26%

•	Net income of $96 million to $113 million, or $0.36 to $0.42 per diluted share

•	Capital additions of approximately $195 million
Conference Call Information
Amkor will conduct a conference call on August 4, 2010, at 5:00 p.m. Eastern Daylight Time. This call is being webcast and can be accessed at Amkor’s web site: www.amkor.com. You may also access the call by dialing 877-941-2928. A replay of the call will be made available at Amkor’s web site or by dialing 800-406-7325 (access pass code #4327244). The webcast is also being distributed over Thomson Reuters’ Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters’ individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters’ Individual Investor Network. Institutional investors can access the call via Thomson Reuters’ password-protected event management site, Street Events (www.streetevents.com).

About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, the following: statements regarding expected demand, the expected dollar amount and timing of our capital additions, our capacity expansion to meet customer demand, the investment in and ramp of advanced technologies, and the expected level of capital intensity, and the statements made regarding our current business outlook for the third quarter of 2010 including our expected net sales, gross margin, net income, and capital additions. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers;

•	inability to achieve high capacity utilization rates;

•	volatility of consumer demand for products incorporating our semiconductor packages;

•	dependence on key customers;

•	weakness in the forecasts of our customers;

•	customer modification of and follow through with respect to forecasts provided to us;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow to fund capital additions;

•	the effects of a recession or other downturn in the U.S. and other economies worldwide;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters;

•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs;

•	competitive pricing and declines in average selling prices;

•	timing and volume of orders relative to production capacity;

•	fluctuations in manufacturing yields;

•	competition;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contact:
Amkor Technology, Inc., Chandler
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-821-5000, ext. 5416
joanne.solomon@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2010	Q1 2010	Q2 2009
Sales Data:

Packaging services (in millions):
Chip scale package	$234	$205	$164
Ball grid array	194	155	121
Leadframe	202	179	127
Other packaging	48	42	36

Packaging services	678	581	448
Test services	71	65	59

Total sales	$749	$646	$507

Packaging services:
Chip scale package	31%	31%	32%
Ball grid array	26%	24%	24%
Leadframe	27%	28%	25%
Other packaging	6%	7%	7%

Packaging services	90%	90%	88%
Test services	10%	10%	12%

Total sales	100%	100%	100%

Packaged units (in millions):
Chip scale package	580	455	412
Ball grid array	61	50	46
Leadframe	2,093	1,954	1,229
Other packaging	7	8	6

Total packaged units	2,741	2,467	1,693

Net sales from top ten customers	55%	54%	54%
Capacity utilization	87%	84%	66%
End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers. Prior periods were revised for an expanded sampling methodology and refinement of our classifications):

Communications (cell phones, Ethernet, WiMAX, wireless LAN, Bluetooth)	34%	37%	39%
Consumer (gaming, set top boxes, TV, portable media)	30%	26%	31%
Computing (PCs, servers, displays, hard disk drive, printers, other peripherals)	14%	14%	12%
Networking (infrastructure, routers, network servers)	13%	14%	12%
Other (auto, industrial)	9%	9%	6%

Total	100%	100%	100%

AMKOR TECHNOLOGY, INC.
Selected Operating Data (continued)

	Q2 2010	Q1 2010	Q2 2009
Gross Margin Data:

Net sales	100%	100%	100%
Cost of sales:
Materials	42%	42%	41%
Labor	13%	13%	13%
Other manufacturing	21%	24%	26%

Gross margin	24%	21%	20%

Packaging services gross margin	24%	21%	21%
Test services gross margin	27%	23%	23%

Earnings per Share Data:	(in millions, except per share data)

Net income (loss) attributable to Amkor — basic	$59	$44	$9
Adjustment for dilutive securities on net income (loss):
Interest on 2.5% convertible notes due 2011, net of tax	—	—	—
Interest on 6.25% convertible notes due 2013, net of tax	2	2	—
Interest on 6.0% convertible notes due 2014, net of tax	4	4	4

Net income (loss) attributable to Amkor — diluted	$65	$50	$13

Weighted average shares outstanding — basic	183	183	183
Effect of dilutive securities:
Stock options and unvested restricted shares	1	1	—
2.5% convertible notes due 2011	3	3	—
6.25% convertible notes due 2013	13	13	—
6.0% convertible notes due 2014	83	83	83

Weighted average shares outstanding — diluted	283	283	266

Net income (loss) attributable to Amkor per common share:
Basic	$0.32	$0.24	$0.05

Diluted	$0.23	$0.18	$0.05

Capital Investment Data:
Property, plant and equipment additions	$158	$73	$27
Net change in related accounts payable and deposits	(82)	(6)	—

Purchases of property, plant and equipment	$76	$67	$27

Depreciation and amortization	$78	$76	$77

Free Cash Flow Data:
Net cash provided by operating activities	$87	$104	$96
Less purchases of property, plant and equipment	(76)	(67)	(27)

Free cash flow*	$11	$37	$69

*	We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by generally accepted accounting principles. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
		(In thousands, except per share data)
Net sales	$749,165	$506,516	$1,394,903	$895,292
Cost of sales	569,966	404,129	1,078,748	744,866

Gross profit	179,199	102,387	316,155	150,426

Operating expenses:
Selling, general and administrative	66,356	52,445	122,652	102,513
Research and development	12,095	10,035	23,768	20,182

Total operating expenses	78,451	62,480	146,420	122,695

Operating income	100,748	39,907	169,735	27,731

Other (income) expense:
Interest expense	24,410	27,438	46,779	54,015
Interest expense, related party	3,813	3,812	7,625	5,374
Interest income	(847)	(612)	(1,580)	(1,044)
Foreign currency (gain) loss	(421)	5,970	554	(6,098)
Loss (gain) on debt retirement, net	17,807	(7,888)	17,807	(16,884)
Equity in earnings of unconsolidated affiliate	(1,608)	—	(2,709)	—
Other (income) expense, net	(149)	(10)	(390)	49

Total other expense, net	43,005	28,710	68,086	35,412

Income (loss) before income taxes	57,743	11,197	101,649	(7,681)
Income tax (benefit) expense	(1,200)	1,833	(1,367)	4,914

Net income (loss)	58,943	9,364	103,016	(12,595)
Net loss (income) attributable to noncontrolling interests	107	(141)	331	(274)

Net income (loss) attributable to Amkor	$59,050	$9,223	$103,347	$(12,869)

Net income (loss) attributable to Amkor per common share:
Basic	$0.32	$0.05	$0.56	$(0.07)

Diluted	$0.23	$0.05	$0.41	$(0.07)

Shares used in computing per common share amounts:
Basic	183,274	183,036	183,250	183,036
Diluted	282,644	265,846	282,551	183,036

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$437,803	$395,406
Restricted cash	2,679	2,679
Accounts receivable:
Trade, net of allowances	411,273	328,252
Other	15,310	18,666
Inventories	182,288	155,185
Other current assets	47,572	32,737

Total current assets	1,096,925	932,925

Property, plant and equipment, net	1,442,508	1,364,630
Intangibles, net	17,084	9,975
Investments	22,522	19,108
Restricted cash	12,923	6,795
Other assets	101,096	99,476

Total assets	$2,693,058	$2,432,909

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$144,500	$88,944
Trade accounts payable	489,850	361,263
Accrued expenses	169,766	155,630

Total current liabilities	804,116	605,837

Long-term debt	1,049,335	1,095,241
Long-term debt, related party	250,000	250,000
Pension and severance obligations	86,445	83,067
Other non-current liabilities	6,015	9,063

Total liabilities	2,195,911	2,043,208

Equity:
Amkor stockholders’ equity:
Preferred stock	—	—
Common stock, $0.001 par value, 500,000 shares authorized, issued and outstanding of 183,367 in 2010 and 183,171 in 2009	183	183
Additional paid-in capital	1,502,894	1,500,246
Accumulated deficit	(1,018,894)	(1,122,241)
Accumulated other comprehensive income	7,037	5,021
Treasury stock, at cost, 37 shares in 2010	(234)	—

Total Amkor stockholders’ equity	490,986	383,209
Noncontrolling interests in subsidiaries	6,161	6,492

Total equity	497,147	389,701

Total liabilities and equity	$2,693,058	$2,432,909

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$103,016	$(12,595)
Depreciation and amortization	154,406	156,507
Loss (gain) on debt retirement, net	10,562	(16,884)
Other operating activities and non-cash items	(4,697)	5,407
Changes in assets and liabilities	(72,779)	(99,077)

Net cash provided by operating activities	190,508	33,358

Cash flows from investing activities:
Purchases of property, plant and equipment	(142,928)	(69,955)
Proceeds from the sale of property, plant and equipment	1,062	687
Financing lease payment from unconsolidated affiliate	7,767	—
Other investing activities	(9,782)	(3,086)

Net cash used in investing activities	(143,881)	(72,354)

Cash flows from financing activities:
Borrowings under revolving credit facilities	3,261	—
Payments under revolving credit facilities	(34,253)	—
Proceeds from issuance of short-term working capital facility	15,000	15,000
Payments of short-term working capital facility	(15,000)	—
Proceeds from issuance of long-term debt	611,007	100,000
Proceeds from issuance of long-term debt, related party	—	150,000
Payments of long-term debt, net of redemption premiums and discounts	(577,259)	(186,156)
Payments for debt issuance costs	(7,579)	(8,539)
Proceeds from issuance of stock through share-based compensation plans	587	15

Net cash (used in) provided by financing activities	(4,236)	70,320

Effect of exchange rate fluctuations on cash and cash equivalents	6	(346)

Net increase in cash and cash equivalents	42,397	30,978
Cash and cash equivalents, beginning of period	395,406	424,316

Cash and cash equivalents, end of period	$437,803	$455,294